UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 20, 2023

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Board of Directors of The Joint Corp. (the “Company”) approved certain amendments to, and the amendment and restatement of, the Company’s bylaws (the “Third Amended and Restated Bylaws”), which became effective the same day.

The amendments update the Company’s bylaws in light of recent changes to the Delaware General Corporation Law (the “DGCL”) and to the rules of the Securities and Exchange Commission (the “SEC”) regarding universal proxy cards. Additionally, the amendments also incorporate non-substantive clarifying and/or conforming changes.

•	Business at Annual Meetings of Stockholders (Section 2.2). This section addresses, among other things, the procedures for advance notice by stockholders to properly bring proposed nominations or other proposed business before the annual meeting of stockholders. This section was updated to incorporate non-substantive clarifying language with respect to such procedures. In addition:

▪	Section 2.2(a) was updated to specify that stockholder-proposed director nominations must comply with any additional requirements, as applicable, of Rule 14a-19 of the Securities and Exchange Act (the “Exchange Act”).

▪	Section 2.2(b) was updated (i) to address the notice deadline in the event that an annual meeting of stockholders in any year is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting; (ii) to clarify that the announcement of an adjournment or postponement of an annual meeting does not begin a new time period (or extend any time period) for the giving of a stockholder’s notice; and (iii) to include a definition of “public announcement” in connection with the announcement of an annual meeting date that is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting or the announcement of the adjournment or postponement of an annual meeting date.

▪	Section 2.2(c) was updated to specify that the notice of a stockholder-proposed director nomination or business proposal must (i) indicate whether the proposing stockholder intends to appear in person (or through an agent) at the annual meeting and (ii) include the information relating to the proposing stockholder that would be required to be disclosed in a proxy statement with respect to the solicitation of proxies for, as applicable, the director nomination and/or business proposal pursuant to Section 14 of the Exchange Act.

•	Proxy Access for Director Nominations (Section 2.3). This section addresses, among other things, the procedures for stockholders to include director nominations in the Company’s proxy statement for the annual meeting of stockholders. This section was updated to incorporate non-substantive clarifying language with respect to such procedures. In addition:

▪	Section 2.3(b) was updated (i) to address notice requirements in the event that an annual meeting of stockholders in any year is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting; and (ii) to include a definition of “public announcement” in connection with the announcement of an annual meeting date that is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting or the announcement of the adjournment or postponement of an annual meeting date.

▪	Section 2.3(m) was updated to clarify that Section 2.3 provides the exclusive method for a stockholder to include nominees for election to the board of directors in the Corporation’s proxy materials, except for nominations made in accordance with Rule 14a-19 of the Exchange Act.

•	Voting List (Section 2.10). This section was updated in order to remove a requirement that the list of stockholders be available during a meeting of stockholders in accordance with recent amendments to the DGCL.

•	Adjournments (Section 2.12). This section was updated in order to specify that notice of adjourned meetings of stockholders may be provided in any manner permitted by the DGCL.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

3.2	Third Amended and Restated Bylaws of The Joint Corp., dated as of April 20, 2023
104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023.

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer